                                                                      Exhibit 21

                                  WELLMAN, INC.
                                  SUBSIDIARIES


ALG, Inc.
Carpet Recycling of Georgia, Inc.
CKB, Co.
DRS Holdings NV
FIISB, Inc.
Fiber Industries, Inc.
Fibres Finance BV
GuardWell Insurance Company
JCT, Ltd.
Josdav, Inc.
KRP, Ltd.
Materials Recovery of California, Inc.
MED Resins, Inc.
Middlewich Limited
MJR Recycling BV
MRF, Inc.
PermaClear East, Inc.
Prince, Inc.
Resins Finance BV
RGB Co.
Shobara Company
TMD, Co.
Warehouse Associates, Inc.
Wellman BV
Wellman Exports V.I., Inc.
Wellman Fibers, Ltd.
Wellman Finance CV
Wellman France Recyclage SARL
Wellman International Handelsgesellsch GmbH
Wellman International Investments
Wellman International Limited
Wellman International Trading
Wellman of Mississippi, Inc.
Wellman PAC
Wellman PET Resins Europe BV
Wellman Resins LLC
Wellman Receivables Company LLC
Wellman Scholarships Foundation, Inc.
Wellman UK Holdings, Ltd.
Wellman Voluntary Employees Benefit Association

New Companies
-------------
MAC IBC Ltd.
KHL, Inc.
Finwell, Inc.
PTA Resources LLC